Calculation of Filing Fee Tables
S-4
Business First Bancshares, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $1.00 par value per share	Other	3,197,185		$ 71,003,545.20	0.0001531	$ 10,870.64
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 71,003,545.20		$ 10,870.64
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,870.64
Offering Note
[1]	(1a) Amount Registered: Represents the maximum number of shares of Business First Bancshares, Inc. ("BFST") common stock, par value $1.00 per share ("BFST common stock") to be issuable upon completion of the merger described herein. This number is based on the product of (a) an exchange ratio of 6.6300 shares of BFST common stock for each share of Progressive Bancorp, Inc. ("Progressive") common stock, par value $5.00 per share ("Progressive common stock"), and (b) an estimate of the maximum number of shares of Progressive common stock issued and outstanding as of July 31, 2025 or issuable or expected to be exchanged in connection with the merger of BFST and Progressive, collectively equal to 482,230. (1b) Maximum Aggregate Offering Price: Pursuant to Rules 457(c) and 457(f) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of: (A) 482,230 (the maximum possible number of shares of Progressive common stock which may be cancelled and exchanged in the merger, and (B) $147.24 (the book value of Progressive common stock as of July 31, 2025, the latest practicable date prior to the date of the filing of this registration statement). (1c) Amount of Registration Fee: Computed in accordance with Rule 457(f) under the Securities Act to be $10,870.64, which is equal to 0.00015310 multiplied by the proposed maximum aggregate offering price of $71,003,545.20.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A